AMENDMENT TO
                              EMPLOYMENT AGREEMENT


This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of February 7, 2005, is made and entered into by and between Scottish Re Group Limited, a Cayman Islands, British West Indies company (the "Company") and Michael C. French (the "Executive").

                              W I T N E S S E T H:

WHEREAS, on February 10, 2003, the Company and Executive executed an employment agreement (the "Employment Agreement"); and

WHEREAS, on March 29, 2004, the Company and Executive executed an amendment to the Employment Agreement;

WHEREAS, the Company and Executive desire to amend the Employment Agreement; and

NOW, THEREFORE, in consideration of the agreements and covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree to modify and amend the Employment Agreement as follows:

Section 4

     (a) During the Term, Executive will serve in the position of Chairman of the Company, or such other position as may be agreed upon by the Company and the Executive, and will have such duties, functions, responsibilities and authority as are (i) reasonably assigned to him by the Board, consistent with Executive's position as the Company's Chairman or (ii) assigned to his office in the Company's Articles of Association. Executive will report directly to the Board.

     (b) During the Term, Executive will be the Company's full-time employee and, except as may otherwise be approved in advance in writing by the Board, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, Executive will devote substantially all of his business time and attention to the performance of his duties to the Company. Notwithstanding the foregoing, Executive may (i) subject to the approval of the Board, serve as a director of a company, provided such service does not constitute a Competitive Activity, (ii) serve as an officer, director or otherwise participate in purely educational, welfare, social, religious and civic organizations, (iii) serve as an officer, director or trustee of, or otherwise


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          participate in, any organizations and activities with respect to which
          Executive's participation was disclosed to the Company in writing prior to the date hereof and (iv) manage personal and family investments.


Section 6

     (b) Incentive Bonus. For each calendar year during the Term that begins after January 1, 2005, the Company shall pay a cash bonus to Executive based upon pre-established performance goals established by the Board (the "Incentive Bonus") and consistent with the Executive's duties and responsibilities outlined in the Employment Agreement and related amendments. For purposes of calculating the 2004 Incentive Bonus, Executive's position as Chief Executive Officer will be taken into consideration with such calculation being consistent with past practice regarding compensation of executive employees. Any Incentive Bonus shall be payable at the times and in the manner consistent with the Company's policies regarding compensation of executive employees.


     (i) Office Allowance. The Company hereby agrees to provide Executive a monthly office allowance not to exceed $5,000 per month. Such office allowance shall be payable upon the termination of the Dallas office lease and for use by Executive at his sole discretion during the Term.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.


                                /s/ Michael C. French
                                ------------------------------------------------
                                Michael C. French


                                SCOTTISH RE GROUP LIMITED



                                By: /s/ Paul Goldean
                                   ---------------------------------------------
                                Name: Paul Goldean
                                Title: EVP General Counsel



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